Exhibit 99.1

FOR IMMEDIATE RELEASE

BioDelivery Sciences Announces

Commercial Partnership for BEMA Fentanyl in South Korea

RALEIGH, N.C., May 27, 2010 – BioDelivery Sciences International, Inc. (Nasdaq: BDSI) announced that it has entered into a license and supply agreement with Kunwha Pharmaceutical Co., Ltd., for the exclusive rights to develop and commercialize BEMA Fentanyl (marketed as ONSOLIS in the U.S.) in the Republic of Korea. The agreement results in potential milestone payments to BDSI of up to $1,275,000, which includes an upfront payment of $300,000. In addition, BDSI will receive an ongoing royalty based on net sales.

“We are very pleased to partner with Kunwha on the continued global commercialization of BEMA Fentanyl,” said Dr. Mark A. Sirgo, President and Chief Executive Officer of BDSI. “Kunwha has a long history in Korea and a strong market presence, as demonstrated by their sales force of 150 well-trained and experienced medical and sales representatives and is, we believe, ideally suited to address the specific needs of the Korean marketplace.”

Kunwha will be responsible for the regulatory filing of BEMA Fentanyl in South Korea as well as future commercialization in that territory. BEMA Fentanyl is approved in the U.S. and Canada, under the trade name ONSOLIS, for the treatment of breakthrough pain in opioid-tolerant adult patients with cancer, and BDSI anticipates approval in the E.U. later this year. BEMA Fentanyl is licensed to Meda AB for all territories with the exception of Taiwan and South Korea.

About BioDelivery Sciences International

BioDelivery Sciences (NASDAQ: BDSI) is a specialty pharmaceutical company that is leveraging its novel and proprietary patented drug delivery technologies to develop and commercialize, either on its own or in partnerships with third parties, new applications of proven therapeutics. The Company is focusing on developing products to meet unmet patient needs in the areas of pain management and oncology supportive care. BDSI’s pain franchise currently consists of two products utilizing the Company’s patented BEMA buccal soluble film technology. ONSOLIS (fentanyl buccal soluble film) was approved by FDA on July 16, 2009, for the management of breakthrough pain in patients with cancer, eighteen years of age and older, who are already receiving and who are tolerant to opioid therapy for their underlying persistent cancer pain. The commercial rights to ONSOLIS are licensed to Meda who launched ONSOLIS in the U.S. last October and Kunwha Pharmaceutical Co. Ltd. BDSI’s second pain product, BEMA Buprenorphine, just completed Phase 2 clinical development for the treatment of chronic pain, and in a higher dose formulation for the treatment of opioid dependence. Additional product candidates are being developed utilizing the BEMA technology for conditions such as nausea/vomiting (BEMA Granisetron) and migraine (BEMA “Triptan”). The Company’s headquarters is located in Raleigh, North Carolina. For more information please visit www.bdsi.com.

BDSI® and BEMA® are registered trademarks of BioDelivery Sciences International, Inc. ONSOLIS® is a registered trademark of Meda Pharmaceuticals, Inc.

FOR IMMEDIATE RELEASE

Cautionary Note on Forward-Looking Statements

This press release and the statements of representatives and partners of BioDelivery Sciences International, Inc. (the “Company”) related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, results relating to the regulatory approval and commercialization of BEMA Fentanyl in the Republic of Korea) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publically update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Contact:

Donald Ellis

ICR, Inc.

925-253-1240

donald.ellis@icrinc.com

Al Medwar

Vice President, Marketing and Corporate Development

BioDelivery Sciences International, Inc.

919-582-9050

amedwar@bdsi.com